                                                                     Exhibit 2.1

                               TRANSFER AGREEMENT

         Transfer Agreement pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), dated March 15, 1999, among Vauxhall LLC, a Nevada limited liability company ("Vauxhall"), Global Discount Travel Services LLC, a Nevada limited liability company ("Global Discount"), Global Travel Marketing Services, Inc., a Nevada corporation ("Global Marketing") and Lowestfare.com, Inc., a Delaware corporation ("Lowestfare.com").


                              W I T N E S S E T H:

                  WHEREAS, Lowestfare.com intends to file a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which Lowestfare.com intends to sell to the public shares of its common stock, par value $.01 per share ("Common Stock"); and

                  WHEREAS, prior to the closing of the IPO, Vauxhall will own all of the outstanding membership interests in Global Discount (the "Global Discount Interest"); and

                  WHEREAS, prior to the closing of the IPO, Vauxhall will own all of the outstanding capital stock of Global Marketing (the "Global Marketing Interest", together with the Global Discount Interest, the "Global Interests"); and

                  WHEREAS, Lowestfare.com desires to acquire from Vauxhall the Global Interests, and Vauxhall desires to transfer the Global Interests to Lowestfare.com in exchange for shares of Common Stock, in a tax-free transfer under Section 351 of the Internal Revenue Code, and in accordance with and subject to all of the terms and conditions of this Agreement; and

                  WHEREAS, in connection with the transfer described above, Global Discount and Lowestfare.com desire to have the Global Options (as hereinafter defined) converted into options to purchase shares of Common Stock of Lowestfare.com.

                  NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties hereto, desiring to be legally bound, hereby agree as follows:

         1. The Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as hereinafter defined), Vauxhall will sell and Lowestfare.com will purchase the Global Interests, in full consideration for which, at the Closing, Lowestfare.com shall issue to Vauxhall 28,599,900 shares of Common Stock (the "Vauxhall Shares").

         2.       The Closing.

             (a) The closing of the transactions described herein (the "Closing") shall take place at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036 simultaneously with the effectiveness of the Registration Statement (as defined below) of its Common Stock. At the Closing: (i) Vauxhall shall deliver to Lowestfare.com a duly executed instruments of transfer transferring the Global Interests to Lowestfare.com, accompanied by applicable transfer taxes, if any and (ii) Lowestfare.com shall deliver to Vauxhall certificates representing the Vauxhall Stock, registered in Vauxhall's name.

             (b) For purposes of this Agreement "IPO" shall mean the initial public offering by Lowestfare.com of its Common Stock pursuant to the Registration Statement. The effectiveness of the Registration Statement shall be deemed to be the day and time at which the SEC declares the Registration Statement effective.

         3. Representations and Warranties Of Vauxhall. Vauxhall hereby represents and warrants to Lowestfare.com as follows:

                  (a) Organization. Vauxhall is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently conducted.

                  (b) Authority. Vauxhall has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the members of Vauxhall. This Agreement has been duly executed and delivered by Vauxhall and constitutes the legal, valid and binding obligation of Vauxhall.

                  (c) Prohibitions. Neither the execution and delivery of this Agreement, the performance by Vauxhall of its obligations hereunder, nor the consummation of the transactions contemplated hereby will: (i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Vauxhall or require the payment of any prepayment or other penalty; (ii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease, license, franchise agreement or any other agreement (including a right of first refusal or any similar right), to which Vauxhall is a party, or by which Vauxhall's properties are bound or subject or permit any such party to renegotiate, modify or otherwise change any such agreement or commitment; (iii) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Vauxhall under any agreement or commitment to which Vauxhall is a party, or by which Vauxhall's properties are bound or subject;
(iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Vauxhall or any of Vauxhall's properties are bound or subject; or (v) violate Vauxhall's organizational documents.

                  (d) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Vauxhall in connection with the execution or delivery by it of this Agreement, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

                  (e) Ownership. Immediately prior to the closing of the IPO, Vauxhall will be the owner, beneficially and of record, of the Global Interest and there will exist no Encumbrance (as hereinafter defined) of any kind with respect to the Global Interest. Vauxhall is not a party to any stockholders agreement, voting trust or other voting or similar agreement with respect to the Global Interest. For purposes of this Agreement, the term "Encumbrances" means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

                  (f) Investment Intent. Vauxhall is acquiring the
Vauxhall Shares solely for the purpose of investment for its own account and not with a view to, or for sale in connection with, the "distribution," as such term is used in Section 2(11) of the Securities Act, of any of the Vauxhall Shares in violation of the 1933 Act or any applicable state securities laws. Vauxhall understands that the Vauxhall Shares have not been registered under the 1933 Act or any applicable state securities laws and that it will not be legally entitled to offer for sale, sell, or otherwise transfer any of the Vauxhall Shares unless they have been registered under the 1933 Act and applicable state securities laws or unless an exemption from registration is available for such offer, sale, or other transfer under the 1933 Act and applicable state securities laws. Vauxhall has the financial capability and business acumen to evaluate whether or not to acquire the Vauxhall Shares pursuant to this Agreement. All certificates representing the Vauxhall Shares to be issued pursuant to this Agreement shall bear a legend on the face thereof to the following effect:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless they are registered thereunder or unless an exemption from registration is available.

         4. Representations and Warranties of Global Discount. Global represents and warrants to Lowestfare.com as follows:

                  (a) Organization. Global Discount is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently conducted.

                  (b) Authority. Global Discount has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the members of Global Discount. This Agreement has been duly executed and delivered by Global Discount and constitutes the legal, valid and binding obligation of Global Discount.

                  (c) Prohibitions. Neither the execution and delivery of this Agreement, the performance by Global Discount of its obligations hereunder, nor the consummation of the transactions contemplated hereby will: (i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Global Discount or require the payment of any prepayment or other penalty; (ii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease, license, franchise agreement or any other agreement (including a right of first refusal or any similar right), to which Global Discount is a party, or by which Global Discount's properties are bound or subject or permit any such party to renegotiate, modify or otherwise change any such agreement or commitment; (iii) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Global Discount under any agreement or commitment to which Global Discount is a party, or by which Global Discount's properties are bound or subject; (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Global Discount or any of Global Discount's properties are bound or subject; or (v) violate Global Discount's organizational documents.

                  (d) Consents and Approvals of Governmental
Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Global Discount in connection with the execution or delivery by it of this Agreement, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

                  (e) Capitalization. The Global Discount Interest is the only authorized, issued and outstanding equity interest of Global Discount. The Global Discount Interest is validly issued, fully paid and non-assessable, and not subject to preemptive rights. Other than the Global Discount Options (as hereinafter defined), there are no outstanding options, warrants, calls or other rights to subscribe for, purchase or acquire, or any plans, contracts or commitments providing for the issuance of, or granting of rights to acquire, any equity interests in Global Discount.

         5. Representations and Warranties of Global Marketing. Global Marketing represents and warrants to Lowestfare.com as follows:

                  (a) Organization. Global Marketing is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently conducted.

                  (b) Authority. Global Marketing has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the shareholders of Global Marketing. This Agreement has been duly executed and delivered by Global Marketing and constitutes the legal, valid and binding obligation of Global Marketing.

                  (c) Prohibitions. Neither the execution and delivery of this Agreement, the performance by Global Marketing of its obligations hereunder, nor the consummation of the transactions contemplated hereby will:
(i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Global Marketing or require the payment of any prepayment or other penalty; (ii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease, license, franchise agreement or any other agreement (including a right of first refusal or any similar right), to which Global Marketing is a party, or by which Global Marketing's properties are bound or subject or permit any such party to renegotiate, modify or otherwise change any such agreement or commitment; (iii) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Global Marketing under any agreement or commitment to which Global Marketing is a party, or by which Global Marketing's properties are bound or subject; (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Global Marketing or any of Global Marketing's properties are bound or subject; or (v) violate Global Marketing's organizational documents.

                  (d) Consents and Approvals of Governmental
Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Global Marketing in connection with the execution or delivery by it of this Agreement, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

                  (e) Capitalization. The Global Marketing Interest is the only authorized, issued and outstanding equity interest of Global Marketing. The Global Marketing Interest is validly issued, fully paid and non-assessable, and not subject to preemptive rights. Other than the Global Marketing Options (as hereinafter defined), there are no outstanding options, warrants, calls or other rights to subscribe for, purchase or acquire, or any plans, contracts or commitments providing for the issuance of, or granting of rights to acquire, any equity interests in Global Marketing.

         6. Representations and Warranties of Lowestfare.com. Lowestfare.com represents and warrants to Vauxhall as follows:

                  (a) Organization. Lowestfare.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently conducted.

                  (b) Authority. Lowestfare.com has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Lowestfare.com. This Agreement has been duly executed and delivered by Lowestfare.com and constitutes the legal, valid and binding obligation of Lowestfare.com.

                  (c) Prohibitions. Neither the execution and delivery of this Agreement, the performance by Lowestfare.com of its obligations hereunder, nor the consummation of the transactions contemplated hereby will: (i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Lowestfare.com or require the payment of any prepayment or other penalty; (ii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease, license, franchise agreement or any other agreement (including a right of first refusal or any similar right), to which Lowestfare.com is a party, or by which Lowestfare.com's properties are bound or subject or permit any such party to renegotiate, modify or otherwise change any such agreement or commitment; (iii) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Lowestfare.com under any agreement or commitment to which Lowestfare.com is a party, or by which Lowestfare.com's properties are bound or subject; (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Lowestfare.com or any of Lowestfare.com's properties are bound or subject; or
(v) violate Lowestfare.com's certificate of incorporation or by-laws.

                  (d) Consents and Approvals of Governmental
Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Lowestfare.com in connection with the execution or delivery by it of this Agreement, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

                  (e) Ownership. At the Closing, the authorized capital stock of Lowestfare.com will consist of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). There are 100 shares of Common Stock issued and outstanding and no shares of Preferred Stock be issued or outstanding. All outstanding shares of Common Stock are, and the Vauxhall Shares to be issued pursuant to this Agreement will be, validly issued, fully paid and non-assessable, and not subject to preemptive rights. There is no stockholders agreement, voting trust or other voting or similar agreement with respect to the Common Stock. There are no outstanding options, warrants, calls or other rights to subscribe for, purchase or acquire, or any plans, contracts or commitments providing for the issuance of, or granting of rights to acquire, any equity interests in Lowestfare.com. There are no shares of Common Stock held in the treasury of Lowestfare.com.

                  (f) Investment Intent. Lowestfare.com is acquiring the Global Interests solely for the purpose of investment for its own account and not with a view to, or for sale in connection with, the "distribution," as such term is used in Section 2(11) of the Securities Act, of any portion of the Global Interests in violation of the 1933 Act or any applicable state securities laws. Lowestfare.com understands that the Global Interests have not been registered under the 1933 Act or any applicable state securities laws and that it will not be legally entitled to offer for sale, sell, or otherwise transfer any portion of the Global Interests unless it has been registered under the 1933 Act and applicable state securities laws or unless an exemption from registration is available for such offer, sale, or other transfer under the 1933 Act and applicable state securities laws. Lowestfare.com has the financial capability and business acumen to evaluate whether or not to acquire the Global Interests pursuant to this Agreement. All certificates representing the Global Marketing Interest to be issued pursuant to this Agreement shall bear a legend on the face thereof to the following effect:

                  The shares evidenced by this certificate has not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless it is registered thereunder or unless an exemption from registration is available.

                  7.       Additional Agreements.

                           (a) Stock Options. At the Closing, each existing
option to purchase a membership interest in Global Discount (the "Global Options"), whether vested or unvested, shall be assumed by Lowestfare.com. After the Closing, each Global Option shall automatically be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Global Option, an equal percentage of the shares of Common Stock (collectively, the "Lowestfare.com Stock Options"). To the extent possible, such options will be issued under the Lowestfare.com 1999 Stock Option Plan.

                           At the Closing, Lowestfare.com shall deliver to each
holder of a Global Option a stock option agreement setting forth such holder's rights to acquire Common Stock.

                           All Global Options outstanding immediately prior to
the Closing shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Global Option shall cease to have any rights with respect thereto, except the right to receive the Lowestfare.com Stock Options to be issued in consideration therefor. Set forth on EXHIBIT A hereto is a list of all Global Options outstanding as of the date hereof.

                           (b) Registration Rights. At the Closing,
Lowestfare.com and Vauxhall shall execute and deliver a registration rights agreement (the "Registration Rights Agreement"), in form and substance acceptable to Vauxhall, pursuant to which Lowestfare.com shall grant certain registration rights to Vauxhall with respect to the Vauxhall Shares.

                           (c) Amended and Restated Articles of Organization. At
the Closing, Vauxhall shall execute and deliver Amended and Restated Articles of Organization of Global Discount, in the form attached hereto as EXHIBIT B, pursuant to which, upon filing with the Secretary of State of the State of Nevada, Lowestfare.com shall become the sole member of Global Discount.

                           (d) Further Instruments. At any time and from time to
time after the

Closing, Vauxhall and Lowestfare.com, as the case may be, at the request of the other and without further consideration, will execute and deliver such other instruments of sale, transfer, assignment and confirmation and take such action to the other, in form and substance reasonably satisfactory to the other, as may be reasonably necessary or desirable to carry out or implement any provision of this Agreement.

         8. Conditions Precedent to Lowestfare.com's Obligations. All obligations of Lowestfare.com under this Agreement are subject, at Lowestfare.com's option, to the fulfillment, prior to or at the Closing, of the following condition:

                  (a) The Registration Statement shall have become effective under the Securities Act.

         9. Conditions Precedent to Vauxhall's Obligations. All obligations of Vauxhall under this Agreement are subject, at Vauxhall's option, to the fulfillment, prior to or at the Closing, of the following condition:

                  (a) The Registration Statement shall have become effective under the Securities Act.

         10. Indemnification of Vauxhall. Lowestfare.com shall indemnify, defend and hold harmless Vauxhall its members, employees and agents from and against all losses, fines, civil penalties, judgments, claims, damages or expenses (including reasonable attorneys' fees) of every kind payable by any of them relating to (i) any claim against Vauxhall arising out of the IPO (unless such claim arises due to a material misrepresentation or breach of any of the representations, warranties, covenants or agreements of Vauxhall); and (ii) the breach by Lowestfare.com of any representation or warranty, covenant or agreement made by Lowestfare.com contained in this Agreement.

         11. Termination. (a) This Agreement may be terminated at any time prior to the Closing:

                  (i) upon the mutual written consent of the parties hereto;

                  (ii) by Lowestfare.com upon notice to Vauxhall, if all of the conditions described in Paragraph 8 hereof have not been fulfilled by Vauxhall or waived by Lowestfare.com at the Closing;

                  (iii) by Vauxhall upon notice to Lowestfare.com, if all of the conditions described in Paragraph 9 hereof have not been fulfilled by Lowestfare.com or waived by Vauxhall at the Closing; and

                  (iv) at the option of either Lowestfare.com or Vauxhall, if the Closing does not occur before August 1, 1999.

                  (b) In the event of a termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of a party hereto or their respective directors or officers.

         12.      Miscellaneous Provisions.

                  (a) Expenses. The parties shall each pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement, and the consummation of the transactions contemplated hereby.

                  (b) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under, or by reason of, this Agreement on any person or entity other than the parties hereto and their executors, administrators, personal representatives, successors and permitted assigns.

                  (c) Amendment and Modification. This Agreement may be amended, modified, supplemented or terminated and any of the terms, covenants, representations and warranties or conditions hereof may be waived only by a written instrument duly executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

                  (d) Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses or telecopy or telex numbers (or such others as shall be provided in writing hereinafter):

              If to Lowestfare.com, to:

                       Lowestfare.com, Inc.
                       980 Kelly Johnson Drive
                       Las Vegas, Nevada 89119
                       Attention: Gail Golden

              If to Vauxhall, Global Discount or Global Marketing, to:

                       c/o Icahn Associates Corp.
                       767 Fifth Avenue
                       New York, NY 10153
                       Attention: Edward E. Mattner

              Copies of all notices to:

                       Gordon Altman Butowsky Weitzen Shalov & Wein
                       114 West 47th Street
                       New York, NY 10036

                      Attention: Marc Weitzen, Esq.


                  (e) Binding Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, personal representatives, successors and permitted assigns.

                  (f) Entire Agreement. This Agreement and the exhibits referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof. All prior agreements, understandings, representations, warranties and negotiations, whether written or oral, are merged into the aforesaid documents.

                  (g) Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard for its conflict of laws rules.

                  (h) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (i) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  (j) Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired hereby.

                  (k) Tax Returns. Vauxhall and Lowestfare.com each agree to file with their respective federal income tax returns for their taxable years which include the date of execution and delivery of this Agreement the statements required by Treasury Regulation Section 1.351-3.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


                                    VAUXHALL LLC
                                    By: Highcrest Investors Corp., Member

                                    By:_________________________________
                                           Name: Richard T. Buonato
                                           Title: Senior Vice President

                                    LOWESTFARE.COM, INC.

                                    By:_________________________________
                                           Name: Kenneth G. Swanton
                                           Title: Chief Executive Officer

                                    GLOBAL DISCOUNT TRAVEL SERVICES LLC
                                    By: Highcrest Investors Corp., Member

                                    By:_________________________________
                                           Name: Richard T. Buonato
                                           Title:  Senior Vice President

                                    GLOBAL TRAVEL MARKETING SERVICES,
                                       INC.

                                    By:_________________________________
                                           Name: Gail Golden
                                           Title: President

                                                                       EXHIBIT A

                                OPTION CONVERSION

                                            Options to Purchase Shares
                                            of Common Stock of Global
                  Optionee Name             Discount Travel Services, LLC
                  -------------             -----------------------------
                  Denise Barton             78,867 shares at $5.0719 per share

                  Russell D. Glass          157,733 shares at $5.0719 per share

                  Gail Golden               788,665 shares at $5.0719 per share

                  Steven S. Lay             157,733 shares at $5.0719 per share

                  Douglas Lanner            39,433 shares at $5.0719 per share

                  Vincent L. Martinelli     78,867 shares at $5.0719 per share

                  Gregory A. Monton         157,733 shares at $5.0719 per share

                  Kenneth G. Swanton        591,499 shares at $5.0719 per share

                  Terry L. O'Neal           157,733 shares at $5.0719 per share